NT CONFIDENTIAL

Exhibit 10.16.20

FIFTEENTH AMENDMENT TO THE DATA LICENSE AGREEMENT
This Fifteenth Amendment (“Fifteenth Amendment”) to the Data License Agreement (“Agreement”), dated December 1, 2002, as amended, between NAVTEQ North America, LLC (“NT”) (formerly Navigation Technologies Corporation) and TeleNav, Inc. (formerly known as Televigation, Inc.; collectively referred to herein as “Client” or “LICENSEE”), is made and entered into between Client, on the one hand, and NT and NAVTEQ Europe B.V. (collectively “NT” or “NAVTEQ”) as of the date of last signature below (“Fifteenth Amendment Effective Date”). Capitalized terms not otherwise defined in the body of this Fifteenth Amendment shall have the meanings set forth in the Agreement or within each applicable Territory License (“TL”).
WHEREAS, the parties hereto desire to amend the terms and conditions of the Agreement with this Fifteenth Amendment as follows:

1.
Term. The Expiration Date of the Agreement and all associated Territory Licenses thereto is hereby extended until January 31, 2014, and shall automatically renew for additional one (1) year periods unless either party provides written notice of non-renewal to the other party at least 180 days prior to the Expiration Date.

2.	The terms and conditions of the Agreement remain in full force and effect except as modified hereunder.

IN WITNESS WHEREOF, the parties have caused this Fifteenth Amendment to be executed by their authorized representatives.

NAVTEQ NORTH AMERICA, LLC	TELENAV, INC.
By: /s/ Stephen W. Kelley	By: /s/ Michael Strambi
Name: Stephen W. Kelley	Name: Michael Strambi
Title: Director, Legal and Intellectual Property	Title: CFO
Date: 10-30-2012	Date: 10-25-2012

15th Amendment to the DLA [NA CONS] [TeleNav PR-XXXXX] [10-22-12 lee]    Page 1 of 1